As filed with the Securities and Exchange Commission on August 7, 2002
Registration No. 333-74832

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIRCO MFG. CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-1613718 (I.R.S. Employer Identification Number)

2027 Harpers Way Torrance, California (Address of Principal Executive Offices)	90501 (Zip Code)

Virco Mfg. Corporation 401(k) Savings Plan

(Full Title of the Plan)

ROBERT A. VIRTUE
Chief Executive Officer
Virco Mfg. Corporation
2027 Harpers Way
Torrance, California 90501
(310) 533-0474
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

ROBERT K. MONTGOMERY, ESQ.
Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, California 90067-3026
(310) 552-8500

Item 3. Incorporation of Documents by Reference.
SIGNATURES

Item 3. Incorporation of Documents by Reference.

     The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated in this Registration Statement by reference:

(1)	The Registrant’s and the Plan’s latest annual report or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(2)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by Registrant’s prospectus referred to in (1) above;

(3)	The description of the Common Stock set forth under the caption “Description of Capital Stock” in the Registrant’s registration statement on Form 8-B, filed with the Commission on August 14, 1984, File No. 00108777, together with any amendment or report filed with the Commission for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-74832 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on this 7th day of August, 2002.

VIRCO MFG. CORPORATION

By:	/s/ Robert A. Virtue

Robert A. Virtue Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Virtue Robert A. Virtue	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 7, 2002

/s/ Robert E. Dose* Robert E. Dose	Vice President — Finance, Secretary and Treasurer (Principal Financial Officer)	August 7, 2002

/s/ Bassey Yau* Bassey Yau	Corporate Controller (Principal Accounting Officer)	August 7, 2002

Donald S. Friesz	Director	August 7, 2002

Evan M. Gruber	Director	August 7, 2002

/s/ Robert K. Montgomery* Robert K. Montgomery	Director	August 7, 2002

/s/ Glen D. Parish * Glen D. Parish	Director	August 7, 2002

Donald A. Patrick	Director	August 7, 2002

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Signature	Title	Date

Douglas A. Virtue	Director	August 7, 2002

/s/ James R. Wilburn* James R. Wilburn	Director	August 7, 2002

*By:	/s/ Robert A. Virtue

Robert A. Virtue Attorney-in-fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on the 7th day of August, 2002.

VIRCO MFG. CORPORATION
401(K) SAVINGS PLAN

By:	/s/ Robert A. Virtue

Robert A. Virtue Plan Administrator

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